Exhibit 99.1

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

		Year To Date June 30,		2008		2007
				Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
		2008	2007
	Condensed Income Data:
	Interest income	$99,060	$112,697	$46,406	$52,654	$56,879	$57,483	$56,691
	Interest expense	53,021	59,786	24,841	28,180	31,392	31,176	30,235

	Net interest income	46,039	52,911	21,565	24,474	25,487	26,307	26,456
	Provision for loan losses	61,105	5,500	49,355	11,750	23,000	3,400	1,900

	Net interest income after provision for loan losses	(15,066)	47,411	(27,790)	12,724	2,487	22,907	24,556
	Noninterest income:
	Service charges	4,421	3,705	2,255	2,166	2,022	1,982	1,895
	Trust and investment mgmt. fees	1,842	1,957	1,035	807	1,017	890	1,005
	Other derivative income (expense)	952	(37)	65	887	270	159	(61)
	Other	917	1,641	675	242	573	2,532	1,165

	Total noninterest income	8,132	7,266	4,030	4,102	3,882	5,563	4,004
	Noninterest expense:
	Salaries and employee benefits	22,799	19,530	11,096	11,703	8,325	9,916	9,916
	Goodwill Impairment	—	—	—	—	23,237	—	—
	Occupancy, furniture and equipment	5,498	5,665	2,733	2,765	3,458	2,981	2,905
	Legal fees, net	1,354	1,456	769	585	566	442	649
	Other	14,788	9,063	8,025	6,763	5,166	4,720	4,182

	Total noninterest expense	44,439	35,714	22,623	21,816	40,752	18,059	17,652

	Income (loss) before income taxes	(51,373)	18,963	(46,383)	(4,990)	(34,383)	10,411	10,908
	Income tax expense (benefit)	(22,217)	6,489	(21,067)	(1,150)	(5,118)	3,190	3,756

	Net income (loss)	$(29,156)	$12,474	$(25,316)	$(3,840)	$(29,265)	$7,221	$7,152

	Per Share Data:
	Net income (loss) per common share:
	Basic	$(2.79)	$1.14	$(2.42)	$(0.37)	$(2.78)	$0.68	$0.65
	Diluted	(2.79)	1.12	(2.42)	(0.37)	(2.78)	0.67	0.65
	Cash dividends per common share	0.10	0.20	—	0.10	0.10	0.10	0.10
	Book value per common share	20.19	24.72	20.19	23.71	24.10	26.00	24.72
	Tangible book value per common share (1)	20.19	22.57	20.19	23.71	24.10	23.85	22.57
	Dividend payout ratio	NM	17.86%	NM	NM	NM	14.93%	15.38%
	Weighted average shares-basic	10,442,573	10,965,754	10,446,512	10,438,634	10,516,220	10,687,516	10,921,043
	Weighted average shares-diluted	10,442,573	11,095,730	10,446,512	10,438,634	10,516,220	10,784,289	11,043,509
	Shares outstanding-end of period	10,965,986	10,821,975	10,965,986	10,800,335	10,551,994	10,809,875	10,821,975

	Average Balance Sheet Data (2):
	Total assets	$3,525,936	$3,292,079	$3,526,768	$3,525,104	$3,513,661	$3,346,412	$3,287,336
	Investments	862,336	651,136	844,063	880,609	875,480	664,970	643,551
	Cash equivalents	59,136	32,048	46,516	71,756	29,621	49,087	24,261
	Loans	2,521,717	2,501,641	2,558,406	2,485,028	2,494,125	2,531,985	2,516,236
	Total interest-earning assets	3,443,189	3,184,825	3,448,985	3,437,393	3,399,226	3,246,042	3,184,048
	Interest-bearing deposits	2,292,258	2,164,043	2,312,016	2,272,500	2,169,858	2,204,441	2,153,290
	Borrowings	456,710	345,051	440,073	473,347	512,638	348,998	352,213
	Junior subordinated debentures	86,607	86,607	86,607	86,607	86,607	86,607	86,607
	Total interest-bearing liabilities	2,835,575	2,595,701	2,838,696	2,832,454	2,769,103	2,640,046	2,592,110
	Noninterest-bearing deposits	392,828	380,450	393,341	392,315	419,203	393,447	379,243
	Total stockholders’ equity	254,795	274,543	251,888	257,702	283,533	271,745	276,306

	Performance Ratios (annualized):
	Return (loss) on average assets	-1.65%	0.76%	-2.87%	-0.44%	-3.33%	0.86%	0.87%
	Return (loss) on average equity	-22.89%	9.09%	-40.20%	-5.96%	-41.29%	10.63%	10.35%
	Efficiency ratio (3)	82.03%	59.35%	88.39%	76.34%	138.76%	56.66%	57.95%

	Tax Equivalent Net Interest Margin:
	Net interest income as stated	$46,039	$52,911	$21,565	$24,474	$25,487	$26,307	$26,456
Add:	Tax equivalent adjust.-investment (4)	1,583	1,644	785	798	812	816	820
	Tax equivalent adjust.-loans (4)	64	121	31	33	57	62	63

	Tax equivalent net interest income	$47,686	$54,676	$22,381	$25,305	$26,356	$27,185	$27,339

	Net interest margin without tax adjust.	2.68%	3.34%	2.51%	2.86%	2.98%	3.22%	3.33%
	Net interest margin—tax equivalent (4)	2.78%	3.46%	2.60%	2.95%	3.08%	3.33%	3.44%
	Yield on earning assets without tax adjust.	5.78%	7.13%	5.40%	6.15%	6.65%	7.03%	7.14%
	Yield on earning assets—tax equivalent (4)	5.87%	7.24%	5.50%	6.25%	6.75%	7.14%	7.25%
	Yield on interest-bearing liabilities	3.76%	4.64%	3.52%	4.00%	4.50%	4.69%	4.68%
	Net interest spread—without tax adjust.	2.02%	2.48%	1.88%	2.15%	2.15%	2.35%	2.46%
	Net interest spread—tax equivalent (4)	2.11%	2.60%	1.98%	2.25%	2.25%	2.45%	2.57%
	Average interest-earning assets to average interest-bearing liabilities	121.43%	122.70%	121.50%	121.36%	122.76%	122.95%	122.84%

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	June 30, 2008	June 30, 2007	Mar. 31, 2008	Dec. 31, 2007	Sept. 30, 2007

Condensed Balance Sheet Data:
Total assets	$3,719,134	$3,299,684	$3,520,480	$3,556,463	$3,445,227
Investment securities	818,242	610,239	858,860	892,371	800,607
Total loans	2,725,855	2,562,000	2,512,193	2,533,333	2,508,854
Allowance for loan losses	104,742	39,799	64,193	54,681	40,430
Goodwill	—	23,237	—	—	23,237
Total deposits	2,919,634	2,512,255	2,705,518	2,580,192	2,591,638
Other borrowings	300,567	291,095	324,501	389,054	303,234
Notes payable and FHLB advances	147,000	105,000	105,000	205,000	145,000
Junior subordinated debentures	86,607	86,607	86,607	86,607	86,607
Total stockholders’ equity	221,398	267,516	256,085	254,256	281,051

Asset Quality Ratios:
Nonperforming loans	$154,460	$36,201	$99,502	$75,665	$53,817
Nonperforming assets	158,740	37,144	104,575	78,271	56,764
Allowance for loan losses to total loans	3.84%	1.55%	2.56%	2.16%	1.61%
Allowance for loan losses to nonperforming loans	67.81%	109.94%	64.51%	72.27%	75.12%
Net charge-offs to average total loans (5)	0.88%	0.26%	0.36%	0.59%	0.32%
Nonperforming assets to total loans plus repossessed property	5.81%	1.45%	4.15%	3.09%	2.26%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	5.95%	8.11%	7.27%	7.15%	8.16%
Total tangible equity to assets (1)	5.95%	7.40%	7.27%	7.15%	7.48%
Average stockholders’ equity to average assets (6)	7.23%	8.34%	7.31%	8.21%	8.26%

NM    Not meaningful

Footnotes:

(1)	Tangible equity excludes goodwill.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.

(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.